Schedule 14A
(Rule 14a-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Under Rule 14a-12

BIOSCRIP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

_____________________

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, April 28, 2009

_____________________

To the Stockholders of BioScrip, Inc.:

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591 on Tuesday, April 28, 2009 at 9:00 a.m., local time, for the following purposes:
1.

To elect eight directors to the Board of Directors of the Company, each to hold office for a term of one year or until their respective successors shall have been duly elected and shall have qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2009.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business, including information regarding the Company’s current directors and those persons nominated for election as directors of the Company, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

The Board of Directors has fixed the close of business on March 9, 2009 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting.  Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card.  If you send in your proxy card or vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so.  Your proxy is revocable as set forth in the Proxy Statement.

By order of the Board of Directors,

Elmsford, New York March 27, 2009	Barry A. Posner, Executive Vice President, Secretary and General Counsel

Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on April 28, 2009:  This Proxy Statement, Proxy Card and the Company’s Annual Report on  Form 10-K for the year ended December 31, 2008 are also available for viewing on the Company’s website located at www.bioscrip.com.

BIOSCRIP, INC.
100 Clearbrook Road
Elmsford, New York 10523
(914) 460 -1600

_____________________

PROXY STATEMENT
_____________________

Meeting Time and Date

This Proxy Statement is being furnished to the stockholders of BioScrip, Inc., a Delaware corporation (“BioScrip” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies in the enclosed form for use in voting at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2009 at 9:00 a.m., local time, at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591 and at any adjournments or postponements thereof.  The shares of BioScrip’s common stock, par value $.0001 per share (the “Common Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

These proxy solicitation materials are being mailed to stockholders on or about March 27, 2009.

Instead of submitting your proxy with the paper proxy card, you may vote by telephone or electronically via the Internet.  If you vote by telephone or via the Internet it is not necessary to return your proxy card.  Please note that there are separate telephone and Internet voting arrangements depending upon whether your shares of Common Stock are registered in your name or in the name of a broker or bank.

Record Date and Shares Outstanding

The close of business on March 9, 2009 has been fixed by the Board of Directors as the record date (the “Record Date”) for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.  The only outstanding voting securities of the Company are shares of Common Stock.  As of the close of business on the Record Date, the Company had 39,385,149 shares of Common Stock issued and outstanding and held of record by approximately 289 holders (in addition to approximately 6,330 stockholders whose shares were held in nominee name).

Voting and Solicitation

Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder.  To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting.  To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.  To vote by telephone, a stockholder must dial toll-free (800) 776-9437 using a touch-tone phone and follow the recorded instructions.  To vote via the Internet, a stockholder must go to http://www.voteproxy.com and complete an electronic proxy card.  When voting over the telephone or via the Internet, a stockholder will be asked to provide the company number and account number contained on the enclosed proxy card.

If on the Record Date a stockholder’s shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that stockholder is considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded by that organization, which is considered the stockholder of record for purposes of voting at the Annual Meeting.  A stockholder who is a beneficial owner has the right to direct his or her broker or other agent on how to vote the shares of Common Stock in his or her account.  Beneficial owners of the Company’s Common Stock are also invited to attend the Annual Meeting.  However, since a beneficial owner is not the stockholder of record, he or she may not vote in person at the Annual Meeting unless he or she requests and obtains a valid proxy from his or her broker or other agent.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections at the Annual Meeting.  The Inspector of Elections will also determine whether or not a quorum is present.  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date for the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Shares of Common Stock represented at the Annual Meeting in person or by proxy but not voted will be counted for purposes of determining a quorum.  Accordingly, abstentions and broker “non-votes” (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum.

Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked, or proxies that are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein.  In the absence of specific instructions with respect to any or all of the proposals to be acted upon, proxies will be voted for the election of all of the nominees for director named in this Proxy Statement and in favor of Proposal 2.  No proposal currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting.  If any other proposals are properly brought before the Annual Meeting for action it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such proposals.

The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy.  However, a proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, by executing and delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person.  Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Annual Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).  However, once voting on a particular proposal is completed at the Annual Meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

The solicitation of proxies will be conducted by mail and the Company will bear all associated costs of the solicitation process.  These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock.  The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.

Adjournments and Postponements

Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment or postponement may be made from time to time by approval of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting.  The Company does not currently intend to seek an adjournment or postponement of the Annual Meeting, but no assurance can be given that one will not be sought.

COMMON STOCK OWNERSHIP BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 9, 2009 by: (i) each person who is a director of the Company and each director nominee; (ii) each of the Company’s executive officers named in the Summary Compensation Table set forth below; (iii) all directors and executive officers of the Company as a group; and (iv) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock.

Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.  Percentage ownership is based on an aggregate of 39,385,149 shares outstanding on March 9, 2009.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)(3)	Percent of Class (3)
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202-3508	7,292,522 (4)	18.52%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,059,177 (5)	7.77%
Signia Capital Management, LLC 108 N. Washington Street, Suite 305 Spokane, WA 99201	2,578,724 (6)	6.55%
Essex Investment Management Company, LLC 125 High Street, 29th Floor Boston, MA 02110	2,506,944 (7)	6.37%
Richard H. Friedman	2,939,913 (8)	7.13%
Barry A. Posner	381,526 (9)	*
Stanley G. Rosenbaum	330,327 (10)	*
Scott W. Friedman	163,859 (11)	*
Russel J. Corvese	233,533 (12)	*
Charlotte W. Collins	42,134 (13)	*
Louis T. DiFazio	34,334 (14)	*
Myron Z. Holubiak	59,934 (15)	*
David R. Hubers	190,034 (16)	*
Richard L. Robbins	81,834 (17)	*
Stuart A. Samuels	102,034 (18)	*
Steven K. Schelhammer	19,834 (19)	*
All Directors and Executive Officers as a group (17 persons)	4,947,648 (20)	11.69%
                                                         _________________
                                                        * Less than 1%.

(1)	Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 100 Clearbrook Road, Elmsford, NY 10523.

(2)
The inclusion in this table of any shares of Common Stock as beneficially owned does not constitute an admission of beneficial ownership of those shares.  Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all such shares beneficially owned by such person.

(3)
Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after March 9, 2009 upon the exercise of an option to purchase shares of Common Stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(4)
Based on information contained in Schedule 13G filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2009 by Heartland Advisors, Inc., referred to herein as “Heartland.”  Heartland advises that it is an investment advisor registered with the Commission.  Heartland, by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and William J. Nasgovitz, President and principal shareholder of Heartland, share dispositive and voting power with respect to the shares held by Heartland’s clients and managed by Heartland.  Heartland and Mr. Nasgovitz each specifically disclaim beneficial ownership of these shares and disclaim the existence of a group.

(5)
Based on information contained in Schedule 13G filed with the Commission on February 9, 2009 by Dimensional Fund Advisors LP, referred to as “Dimensional.”  Dimensional advises that it is an investment advisor registered with the Commission, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, collectively referred to as “Funds.”  In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.  All securities reported in this schedule are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class.  Dimensional disclaims beneficial ownership of all such securities.

(6)
Based on information contained in Schedule 13G filed with the Commission on February 13, 2009 by Signia Capital Management, LLC, referred to herein as “Signia.”  Signia advises that it is an investment advisor registered with the Commission.

(7)
Based on information contained in Schedule 13G filed with the Commission on February 13, 2009 by Essex Investment Management Company, LLC, referred to herein as “Essex.”  Essex is an investment advisor registered with the Commission.

(8)
Includes 1,820,834 shares issuable upon exercise of the vested portion of options held by Mr. Friedman.  Excludes 141,666 shares subject to the unvested portion of options held by Mr. Friedman.  Includes 10,000 shares of Common Stock owned by the Richard Friedman Family Limited Partnership, of which Mr. Friedman is a general and limited partner.  Mr. Friedman has shared voting and dispositive power with respect to these shares of Common Stock.

(9)	Includes 281,400 shares issuable upon exercise of the vested portion of options held by Mr. Posner. Excludes 86,612 shares subject to the unvested portion of options held by Mr. Posner.

(10)	Includes 136,753 shares issuable upon exercise of the vested portion of options held by Mr. Rosenbaum. Excludes 103,531 shares subject to the unvested portion of options held by Mr. Rosenbaum.

(11)
Includes 108,590 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Mr. Friedman.  Excludes 77,168 shares subject to the unvested portion of options held by Mr. Friedman.

(12)
Includes 162,856 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Mr. Corvese.  Excludes 72,452 shares subject to the unvested portion of options held by Mr. Corvese.  Does not include 239,460 shares of Common Stock held in the Corvese Irrevocable Trust – 1992, of which Mr. Corvese is a trustee.  Mr. Corvese disclaims beneficial ownership of such shares of Common Stock.

(13)
Includes 33,334 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Ms. Collins.  Excludes 1,666 shares subject to the unvested portion of options held by Ms. Collins.

(14)	Includes 23,334 shares issuable upon exercise of the vested portion of options held by Dr. DiFazio. Excludes 1,666 shares subject to the unvested portion of options held by Dr. DiFazio.

(15)	Includes 50,934 shares issuable upon exercise of the vested portion of options held by Mr. Holubiak. Excludes 1,666 shares subject to the unvested portion of options held by Mr. Holubiak.

(16)
Includes 90,534 shares issuable upon exercise of the vested portion of options held by Mr. Hubers.  Excludes 1,666 shares subject to the unvested portion of options held by Mr. Hubers.  Also includes  16,000 shares of Common Stock held by the David R. Hubers Grantor Retained Annuity Trust and 25,000 shares of Common Stock held by the David R. Hubers Revocable Trust.  Mr. Hubers is a trustee of both trusts.

(17)	Includes 21,167 shares subject to the vested portion of options held by Mr. Robbins. Excludes 3,333 shares subject to the unvested portion of options held by Mr. Robbins.

(18)	Includes 90,534 shares issuable upon exercise of the vested portion of options held by Mr. Samuels. Excludes 1,666 shares subject to the unvested portion of options held by Mr. Samuels.

(19)	Includes 4,334 shares subject to the vested portion of options held by Mr. Schelhammer. Excludes 8,666 shares subject to the unvested portion of options held by Mr. Schelhammer.

(20)	Includes 2,933,023 shares issuable upon exercise of the vested portion of options. Excludes 877,588 shares subject to the unvested portion of options.

Equity Compensation Plan Information

The following table sets forth information relating to equity securities authorized for issuance under the Company's equity compensation plans as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,784,371	6.53	1,987,532
Equity compensation plans not approved by security holders	-	-	-
Total	5,784,371	6.53	1,987,532

The following table set forth information relating to the number of stock options and shares of restricted stock granted by the company in fiscal years 2008, 2007, and 2006.

Fiscal Year	Stock Options Granted (#)	Restricted Stock Granted (#)
2008	1,099,522	645,625
2007	586,986	271,493
2006	1,569,401	1,055,326

PROPOSAL 1.
ELECTION OF DIRECTORS

General

In accordance with the Company’s By-Laws, the Board of Directors shall be comprised of such number of directors as is designated from time to time by resolution of the Board of Directors.  Directors shall hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until any such director’s earlier death, resignation or removal.  Vacancies on the Board of Directors and newly created directorships will generally be filled by the vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual meeting of stockholders.  The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve as a director if elected and, to the knowledge of the Board of Directors, each of its nominees intends to serve in such capacity for the entire term for which election is sought.  However, should any nominee become unwilling or unable to accept nomination or election as a director of the Company, the proxies solicited by management will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than eight directors.

Based on the recommendation of the Governance and Nominating Committee, the following eight  persons have been nominated for election to the Board of Directors at this Annual Meeting: Charlotte W. Collins, Louis T. DiFazio, Richard H. Friedman, Myron Z. Holubiak, David R. Hubers, Richard L. Robbins, Stuart A. Samuels and Steven K. Schelhammer.  All of the nominees for election to the Board of Directors currently serve as directors of the Company.

In voting for directors, each stockholder is entitled to cast one vote for each nominee.   Stockholders are not entitled to cumulative voting in the election of directors.  The eight nominees who receive the greatest number of votes will be elected to the Board of Directors.

Current Directors and Nominees for Director

The following biographies set forth certain information with respect to each current director and each nominee for election as a director, including biographical data for at least the last five years:

Richard H. Friedman, 58, is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company.  He joined the Company in April 1996.  From May 1996 through March 1998 he served as a director of the Company as well as its Chief Financial Officer and Chief Operating Officer.  Mr. Friedman also served as the Company’s Treasurer from April 1996 until February 1998.  From April 1998 until March 2005 he served as the Company’s Chief Executive Officer and Chairman of the Board, at which time he was appointed Executive Chairman of the Board following the Company’s merger with Chronimed, Inc. (“Chronimed”).  In June 2006, Mr. Friedman reassumed the role of Chief Executive Officer of the Company.

Charlotte W. Collins, Esq., 56, has been a director of the Company since April 2003.  Since January 2008 she has been Director of Public Policy and Advocacy for the Asthma and Allergy Foundation of America.  From July 2003 to January 2008 she was an Associate Professor at the George Washington University School of Public Health and Health Services.  From January 2002 to June 2003 Ms. Collins was an Associate Research Professor, Director of Minority Health Policy Program, at the George Washington University School of Public Health and Health Services.  From September 1996 to November 2004 Ms. Collins was associated with the law firm of Powell, Goldstein, Frazer & Murphy, LLP in Washington, DC.  During 1998, she held the position of Interim General Counsel for the District of Columbia Health and Hospitals Public Benefit Corporation.

Louis T. DiFazio, Ph.D., 71, has been a director of the Company since May 1998.  From March 1997 until his retirement in June 1998, Dr. DiFazio served as Group Senior Vice President of the Pharmaceutical Group of Bristol-Myers Squibb.  From 1991 to March 1997, Dr. DiFazio was President of Worldwide Technical Operations for the Pharmaceutical Group and also served on the Executive Operating Committee from 1995 until his retirement.  Dr. DiFazio recently completed 12 years of service as a member of the Board of Trustees of Rutgers University.  Dr. DiFazio received his B.S. in Pharmacy from Rutgers University in 1959 and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island in 1964 where he also received an Honorary Doctor of Science Degree in 1997.

Myron Z. Holubiak, 62, has been a director of the Company since March 2005.  Prior to being appointed a director of the Company he had served as a director of Chronimed since September 2002.  Mr. Holubiak is the former President of Roche Laboratories, Inc.  He held this position from December 1998 to August 2001.  From August 2001 to June 2002, Mr. Holubiak was President, Chief Operating Officer and member of the Board of Directors of iPhysicianNet, Inc., a video detailing company.  From July 2002 to April 2007 Mr. Holubiak was President and Chief Operating Officer of HealthSTAR Communications, Inc., a health care marketing communications network of 16 companies.  He currently serves on the Board of Directors of the Children of Chernobyl Relief and Development Fund.  Currently, Mr. Holubiak is the President and a member of the board of directors of 1-800-Doctors, Inc., a medical referral company that provides consumers access to physicians and hospitals.

David R. Hubers, 66, has been a director of the Company since March 2005.  Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000.  Mr. Hubers was Chairman of American Express Financial Advisors Inc. prior to his retirement.  He joined American Express Financial Advisors Inc. in 1965 and held various positions, including Senior Vice President of Finance and Chief Financial Officer until being appointed President and Chief Executive Officer in August 1993.  He served in that capacity until June 2001.  Mr. Hubers serves on the boards of directors of the Carlson School of Management at the University of Minnesota and Lawson Software, a publicly held software company.  He is also Chairman of the Compensation Committee at Lawson Software.

Richard L. Robbins, 68, has been a director of the Company since March 2005.  From October 2003 through March 2006, Mr. Robbins was Senior Vice President, Financial Reporting and Control and Principal Financial Officer of Footstar, Inc., a nationwide retailer of footwear.  Footstar, Inc. filed for bankruptcy protection in March 2004 and emerged  from bankruptcy in February 2006.  From July 2002 to October 2003, Mr. Robbins was a partner in Robbins Consulting LLP, a financial, strategic and management consulting firm.  From 1978 to 2002, Mr. Robbins was a partner of Arthur Andersen LLP.

Stuart A. Samuels, 67, has been a director of the Company since March 2005.  Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000.  Since 1990, Mr. Samuels has been a management consultant, specializing in business management, strategic sales and marketing and business development for several companies, specifically in the pharmaceutical and healthcare industries.  He currently serves on the boards of directors of Infomedics, Inc. and Target Rx, Inc.

Steven K. Schelhammer, 54, has been a director of the Company since May 2007.  Mr. Schelhammer founded Accordant Health Services, a disease management company, and served as its Chief Executive Officer and Chairman from 1994 through 2002.  After its sale in November 2002, Mr. Schelhammer served as Accordant Health’s President until 2004.  From 2004 until August 2008 Mr. Schelhammer was self-employed.  Since August 2008 Mr. Shelhammer has been the Chief Executive Officer of Phytel, Inc., a healthcare technology company.  Mr. Schelhammer has also been a member of the board of directors of Phytel since February 2008.

Vote Required and Recommendation of the Board of Directors

If a quorum is present and voting, the eight nominees receiving the highest number of votes duly cast at the Annual Meeting will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES.

PROPOSAL 2.

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2009.

Ernst & Young LLP served as the Company's independent auditors for the year ended December 31, 2008 and the Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2009.  The Board of Directors is asking that stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.  While the Company’s By-Laws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice.  If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent auditors, but may determine to do so nonetheless.  Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

Independent Auditors Fees

The following table shows the aggregate fees billed to the Company by Ernst & Young LLP for services rendered during the years ended December 31, 2007 and 2008:

	Years Ended December 31,
Description of Fees	2007	2008
Audit Fees	1,575,000	1,331,000
Audit Related Fees	-	-
Tax Fees (1)	-	-
All Other Fees	-	-
Total Fees	1,575,000	1,331,000
_____________________________
(1)
In 2007and 2008 Ernst & Young LLP did not provide any tax compliance, tax advice, or tax planning services, all of which services were provided by PriceWaterhouseCoopers LLP.  Fees billed by PriceWaterhouseCoopers LLP in 2007 and 2008 for tax compliance, tax advice, and tax planning services were $355,100 and $286,340, respectively.  Fees billed by PriceWaterhouseCoopers, LLP in 2008 included FIN 48 and state tax planning expenses.

Audit Fees

Audit fees consist of the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s financial statements as of and for the years ended December 31, 2007 and 2008, its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2007 and 2008 as well as significant additional work relating to the performance of Sarbanes-Oxley Section 404 attest services in 2007 and 2008.

Tax Fees

Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP other than those described above.

Pre-Approval of Audit and Non-Audit Services

In accordance with the provisions of the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by its independent auditors, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the Commission.  Accordingly, the Audit Committee pre-approved all services and fees provided by Ernst & Young LLP during the year ended December 31, 2008 and has concluded that the provision of these services is compatible with the accountant’s independence.

During the year ended December 31, 2008, none of the total hours expended on the audit of the Company’s financial statements by Ernst & Young LLP were provided by persons other than full time employees of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”  THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2009.

* * * * *

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board of Directors has determined that, except for Richard H. Friedman, each of its current directors is independent within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards.

Board Meetings; Annual Meeting Attendance

The Board of Directors held a total of six meetings during 2008.  During such period, each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which the director served that were held during the applicable period of service.  The Company expects each member of the Board of Directors to attend its annual meetings absent a valid reason, such as a schedule conflict.  Last year, seven of the Company’s eight Board members attended the 2008 annual meeting of stockholders.

Executive Sessions

Non-management directors meet regularly in executive sessions.  “Non-management” directors are all those directors who are not employees of the Company.  The Company’s non-management directors consist of all of its current directors other than Richard H. Friedman.  An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting.  Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

 Board Committees

The Company has standing Audit, Governance and Nominating, Management Development and Compensation, and Corporate Strategy Committees.  Each committee, other than the Corporate Strategy Committee, is comprised solely of independent directors. Membership of each committee is as follows:

Audit Committee	Governance and Nominating Committee	Management Development and Compensation Committee and Compensation Committee	Corporate Strategy Committee
Myron Z. Holubiak	Charlotte W. Collins*	Charlotte W. Collins	Richard H. Friedman*
David R. Hubers	Louis T. DiFazio	Myron Z. Holubiak	David R. Hubers
Richard L. Robbins*	David R. Hubers	Stuart A. Samuels*	Myron Z. Holubiak
Steven K. Schelhammer	Stuart A. Samuels	Steven K. Schelhammer
___________
*designates committee chairperson.

The Company has adopted a written charter for each of the committees, other than the Corporate Strategy Committee.  Stockholders may access a copy of each committee’s charter on the Company’s website at www.bioscrip.com under the heading “About Us – Investors – Corporate Governance.”

Audit Committee

Each member of the Audit Committee satisfies the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the "Exchange Act").  The Company’s Board of Directors has determined that Richard L. Robbins is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.  The Audit Committee is responsible, among its other duties, for overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; appointing, retaining and compensating the Company’s independent auditors; pre-approving all audit and non-audit services by the Company’s independent auditors; reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; reviewing the internal audit function; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the Commission.  During 2008, the Audit Committee held four meetings.

Governance and Nominating Committee

Each member of the Governance and Nominating Committee is “independent” as set forth in Rule 4200(a)(15) of the NASDAQ listing standards.  The Governance and Nominating Committee’s functions include recommending to the Board of Directors the number and names of proposed nominees for election to the Board of Directors at the Company’s Annual Meeting of Stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board of Directors; reviewing on an annual basis committee and Board of Directors performance and recommending changes to the Board of Directors.  Except as may be required by rules promulgated by the NASDAQ Stock Market or the Commission, it is the current sense of the Governance and Nominating Committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.  In evaluating the suitability of potential nominees for election as members of the Board of Directors, the Governance and Nominating Committee will take into consideration the current composition of the Board of Directors, including expertise, diversity, and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate.  The Governance and Nominating Committee will evaluate such factors, among others, and will not assign any particular weighting or priority to any of these factors.  While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.  The Governance and Nominating Committee will consider recommendations for nominations from any reasonable source, including officers and directors as well as from stockholders of the Company who comply with the procedures set forth in the Company’s By-Laws.  See the section below entitled “Stockholder Proposals.”  The Governance and Nominating Committee will evaluate all stockholder recommended candidates on the same basis as any other candidate.  When appropriate, the Governance and Nominating Committee may retain executive recruitment firms to assist in identifying suitable candidates.  The Governance and Nominating Committee also reviews corporate governance, compliance and ethics guidelines, and oversees the annual evaluation of the Board of Directors and management of the Company.  The Governance and Nominating Committee held four meetings during 2008.

Management Development and Compensation Committee

The Management Development and Compensation Committee (the “Compensation Committee”) reviews and approves the overall compensation strategy and policies for the Company.  Each member of the Compensation Committee is “independent” as set forth in Rule 4200(a)(15) of the NASDAQ listing standards.  In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; and oversees the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), the 2001 Incentive Stock Plan (the “2001 Plan”), the 1996 Incentive Stock Plan (the “1996 Plan”) and the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”).  The 1996 Plan and the Directors Plan both terminated in 2006.  Upon stockholder approval of the 2008 Plan no further grants were made under the 2001 Plan; provided, that if any shares of Common Stock subject to an award under the 2001 Plan are forfeited or expire or are settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of the forfeiture, expiration or cash settlement, again be available for issuance under the 2008 Plan, subject to certain limitations as described in the 2008 Plan.  The Compensation Committee also administers the Chronimed Stock Options Plans, which were assumed by the Company in connection with its merger with Chronimed Inc. in 2005.  The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for executive officers and other significant positions within the Company.  During 2008, the Compensation Committee held four meetings.

Corporate Strategy Committee

The Company also has a Corporate Strategy Committee.  The Corporate Strategy Committee consists of the Company’s Chief Executive Officer plus two or more directors of the Company, currently Messrs. Holubiak and Hubers. Members of the Corporate Strategy Committee do not need to be independent directors.  The purpose of the Corporate Strategy Committee is to oversee the development and implementation of the Company’s’ corporate strategy and to assess strategic opportunities in the event they arise.  During 2008 the Corporate Strategy Committee held two meetings.

Code of Ethics

The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Code of Business Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, and compliance with laws and regulations.  The Company’s Code of Business Conduct and Ethics, is available on the Company’s website at www.bioscrip.com under the heading “About Us – Investors – Corporate Governance.”  The information contained in or connected to the Company’s website is not incorporated by reference to or considered a part of this proxy statement.  If any waivers of the Code of Business Conduct and Ethics are granted, such waivers will be disclosed on a Form 8-K.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors.  Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.

Review, Approval or Ratification of Transactions With Related Persons

In accordance with the terms of the Company’s Audit Committee Charter, the Audit Committee is required to review and approve all related person transactions on an ongoing basis.  A related person transaction, as defined in Item 404(a) of Regulation S-K, is any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of the Company’s executive officers, directors, director nominees, or 5% stockholders (or their immediate family members) has a direct or indirect material interest.  During 2008 there were no related person transactions.

Compensation of Directors

The table below sets forth all compensation earned by the Company’s non-employee directors in 2008.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Charlotte W. Collins	63,000	44,792	8,361	116,153
Louis T. DiFazio	63,000	44,792	8,576	116,368
Myron Z. Holubiak	59,500	44,792	18,120	122,412
David R. Hubers	60,500	44,792	18,120	123,412
Michael Kooper	18,833	-	-	18,833
Richard L. Robbins	70,500	44,792	18,120	133,412
Stuart A. Samuels	73,000	44,792	18,120	135,912
Steven K. Shelhammer	58,000	90,432	7,236	155,668
____________
(1)	The fees shown include the annual retainer fee paid to each non-employee director, committee chairmanship fees and attendance fees for both board and committee meetings.

(2)	Value of stock and option awards determined in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004) (“FAS 123R”).

(3)	The following stock and option awards were outstanding at fiscal year end for each non-employee director:

Name	Stock Awards Outstanding at Fiscal Year End	Option Awards Outstanding at Fiscal Year End
Charlotte W. Collins	8,500	35,000
Louis T. DiFazio	8,500	25,000
Myron Z. Holubiak	8,500	52,600
David R. Hubers	8,500	92,200
Richard L. Robbins	8,500	25,000
Stuart A. Samuels	8,500	92,200
Steven K. Shelhammer	15,500	13,000

During 2008, each non-management director received an annual director fee of $50,000 plus an annual fee of $5,000 for each Board committee on which the non-management director serves.  In addition, the chairman of each Board committee received an additional fee for their added responsibilities as follows: (i) the chairman of the Audit Committee received an additional $15,000 fee, and (ii) the chairmen of the Governance and Nominating Committee and the Compensation Committee each received an additional $10,000 fee.   All of the above fees are paid quarterly.  All Board members are also reimbursed for expenses incurred in connection with attending such meetings.

In addition to the above fees, on April 29, 2008 each non-management director, other than Mr. Schelhammer, was granted 8,500 shares of restricted common stock of the Company, of which shares 3,500 vested immediately and the remaining 5,000 shares vest on the one year anniversary of the grant date.  In order to make up for Mr. Shelhammer not receiving an option grant upon his appointment to the Board of Directors in 2007, he was granted an additional 7,000 shares of restricted common stock (all of which vested immediately) and an option to purchase 13,000 shares of Common Stock at an exercise price of $6.52 per share.  The option granted to Mr. Shelhammer vests in three equal annual installments commencing on the first anniversary of the grant date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company.  The Audit Committee operates pursuant to a written charter which is reviewed annually by the Audit Committee.  As set forth in the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Company’s Audit Committee reviewed and discussed with the Company's management and the Company’s independent auditors the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has received and discussed with the Company’s independent registered public accounting firm the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described in the preceding paragraph above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission.

Submitted by the Audit Committee:

Richard L. Robbins, Chairman
Myron Z. Holubiak
David R. Hubers
Steven K. Schelhammer

EXECUTIVE OFFICERS

The following sets forth certain information with respect each executive officer of the Company who is not also a director of the Company:

Russel J. Corvese, 47, Executive Vice President, Mail and Managed Care Operations.  Mr. Corvese joined the Company in May 1994 and has held various positions including Vice President of Operations of the Company’s subsidiary, BioScrip PBM Services, LLC, and Chief Information Officer of the Company.

Stephen B. Cichy, 38, Executive Vice President, Managed Care and Marketing and Product Development.  Mr. Cichy joined the Company as Executive Vice President, Managed Care and Marketing and Product Development in March 2009.  Prior to joining the Company, from August 2007 until March 2009, Mr. Cichy was Vice President of Product Development for Walgreens, Inc., a prescription drug retailer.  From April, 2005 until September, 2007 he held various positions with Option Care, Inc., a specialty pharmacy provider, including Senior Director of Product Development and Vice President of Business Development and Commercial Operations.  Option Care was acquired by Walgreens in September 2007.  Prior to joining Option Care, from March 2003 to April 2005, Mr. Cichy was Director of New Product Planning for Caremark, Inc., a pharmacy benefit management and specialty pharmacy company.

Scott W. Friedman, 34, Executive Vice President, Sales and Marketing.  Mr. Friedman joined the Company in 1998 as an employee in the Marketing Department.  In February 2002 he was appointed Vice President of Marketing and in January 2003 he was appointed Vice President of Pharmaceutical Relations.  In August 2006 he was appointed Executive Vice President of Sales and Marketing.  Mr. Friedman is the son of Richard H. Friedman, the Chief Executive Officer and Chairman of the Board of the Company.

Douglas A. Lee, 42, Chief Information Officer.  Mr. Lee joined the Company as its Chief Information Officer in February 2007.  Prior to joining the Company Mr. Lee was a principal in Resultares Consulting Inc., an executive information technology consulting firm, from November 2006 to February 2007.  From August 2004 to November 2006 he was the Chief Information Officer of Option Care, Inc.  From January 1998 to August 2004 he was a partner and Chief Information Officer of Technology Extension Consulting, Inc.

Thomas Ordemann, 56, Executive Vice President, Community Pharmacy.  Mr. Ordemann joined the Company as Vice President, Community Pharmacy in July 2007.  In April 2008 Mr. Ordemann was appointed Executive Vice President, Community Pharmacy.  Prior to joining the Company, from February 2006 to July 2007 he was President of JTO Consulting, a company which specialized in consulting for pharmacies.  From May 2002 to February 2006 Mr. Ordemann was Vice President of Store Operations for Duane Reade, Inc. a retail pharmacy chain.

Barry A. Posner, 45, Executive Vice President, General Counsel and Secretary.  Mr. Posner joined the Company in March 1997 as General Counsel and was appointed Secretary of the Company at that time.  In April 1998, Mr. Posner was appointed Vice President of the Company.  In November 2001, he was appointed to the position of Executive Vice President of the Company.

Stanley G. Rosenbaum, 60, Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Rosenbaum joined the Company as its Executive Vice President, Chief Financial Officer and Treasurer in June 2006.  From October 2003 to June 2005 he was a consultant for the Kerr Group, Inc.  From October 2000 to April, 2003 he was Chief Financial Officer of Petropac Solutions, Inc., a private company servicing the petroleum industry.

Joseph Smith, 50, Executive Vice President Infusion and AIC Services.  Mr. Smith joined the Company as Executive Vice President, Infusion and AIC Services in February 2009.  Prior to joining the Company, from March 2006 to June 2008 Mr. Smith was Chief Operating Officer and a director of ActiveCare Network, LLC, a network of clinics that provide infusion, injection and vaccine services for payors, pharmaceutical manufacturers and specialty pharmacy clients.  From July 2001 to August 2005 Mr. Smith was Executive Vice President of Hemophilia Resources of America, Inc., a distributor of blood products to hemophilia patients.  From March 1993 to June 2001 Mr. Smith held various positions with Coram Healthcare, Inc., a national provider of home infusion services and specialty pharmacy distribution, including Chief Operating Officer from December 1998 to July 2000.

Richard M. Smith, 49, President and Chief Operating Officer.  Mr. Smith joined the Company as its President and Chief Operating Officer in January 2009.  Prior to joining the Company, from June 2006 to November 2008 Mr. Smith was Chief Executive Officer and a director of Byram Healthcare Centers, Inc. a provider of medical supplies and pharmacy items to long term chronic patients. From May 2003 to May 2006 Mr. Smith was the President and Chief Operating Officer of Option Care, Inc., a home infusion and specialty pharmaceutical company.

Executive officers are appointed by and serve at the pleasure of the Board, subject to the terms of their respective employment and/or severance agreements with the Company.  See “Employment and Severance Agreements” below.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee is comprised of all independent directors and is responsible for, among other things, overseeing and approving compensation levels for the Company’s Chief Executive Officer and other executive management, including the individuals named in the Summary Compensation Table below (the “named executives”).  The Compensation Committee is also responsible for the development and administration of management compensation policies and programs that are consistent with, linked to and supportive of the basic strategic objectives of creating stockholder value and paying for quality performance while taking into consideration the activities, roles and responsibilities of the Company’s management.

The Compensation Committee, from time to time, utilizes compensation consultants to assist the Committee with:

•	compensation benchmarking;
•	incentive plan design and grant levels;
•	current and anticipated trends in executive compensation; and
•	compliance with executive compensation regulations.
In 2008, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to assist the Company in its negotiation of a new employment agreement with the Company’s Chairman and Chief Executive Officer as well as with the design of the Company’s 2008 Plan (which was approved and adopted at the 2008 annual meeting of stockholders) and the 2008 short-term cash bonus plan.  At the request of the Compensation Committee, FW Cook also reevaluated and adjusted the peer group to be used by the Company in making future compensation decisions and prepared a compensation analysis based on this peer group, reevaluated the Company’s director compensation program and provided the Compensation Committee with advice concerning director and executive officer stock ownership guidelines.

Objectives of the Company’s Compensation Program

The Compensation Committee adheres to the following three principles in discharging its responsibilities:

•
Overall compensation programs should be structured to ensure the Company’s ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results, both long-term and short-term, while taking into account the roles, duties and responsibilities of individuals and their respective departments

•	There should be a strong link between executive officer compensation and the Company’s short-term and long-term financial performance.
•
Annual bonuses and long-term incentive compensation for senior management and key employees should be “at risk,” or based upon the satisfactory achievement of pre-established financial or other performance related goals and objectives.

In determining compensation, the Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry to assure that its programs are market competitive.  The Compensation Committee reviews and periodically adjusts the peer group used by it in making compensation decisions.  No peer group review was conducted in 2007 for 2008 compensation.  In the second half of 2008, a peer group review was undertaken with the assistance of FW Cook, which also used national surveys to provide the Compensation Committee with additional benchmark information.  The 2008 peer group review was used as a basis for determining 2009 compensation.  The peer group companies, which the Compensation Committee believed to be an appropriate peer group, had 2007 median revenues of $1.6 billion (as compared to the Company’s $1.1 billion of revenue for 2007) and included the following:

Apria Healthcare Group Inc.	Healthextras, Inc.	Pharmerica Corporation
Centene Corporation	Lincare Holdings, Inc.	PSS World Medical, Inc.
DaVita Inc.	Omnicare, Inc.	Rotech Healthcare Inc.
Gentiva Health Services, Inc.	Option Care, Inc.

Management’s Role in Compensation Practices

While the Compensation Committee does not delegate any of its authority to determine executive compensation, it considers recommendations from the Company’s Chief Executive Officer in making its compensation decisions for executive officers, other than the Chief Executive Officer.  In making compensation recommendations to the Compensation Committee, the Chief Executive Officer generally considers individual, business unit, division and Company performance and comparable compensation for a similar position at other competitive companies. Compensation levels and targets, as well as performance targets and compensation ranges, are then proposed by management to the Compensation Committee which reviews the proposals, discusses them with management and the Compensation Committee’s outside consultant, taking into account the benchmark data, and the Compensation Committee will approve what it deems appropriate compensation levels.  The Chairman of the Compensation Committee will advise the Company’s Chief Executive Officer of all Compensation Committee approved recommendations.  The Chief Executive Officer will then inform senior management of such approved compensation levels.

Chief Executive Officer Compensation

In setting compensation for the Company’s Chief Executive Officer, the Compensation Committee consults with its outside compensation consultant.  In May 2008, the Company entered into a new employment agreement with its Chief Executive Officer.  The Chief Executive Officer’s new employment agreement is described below in the section titled “Employment and Severance Arrangements.”  The Compensation Committee believes the structure of the employment agreement, as well as the targeted and potential value of the compensation to be earned thereunder, is in the best interest of stockholders, provides a competitive opportunity that is strongly aligned with stockholder interests, and provides for management continuity.

Elements of the Company’s Executive Compensation Program

With the above principles and benchmarking data as a guide, the Compensation Committee embraces a “pay-for-performance” philosophy and has adopted compensation programs that it believes are competitive relative to compensation paid to executives in similar businesses with persons holding similar positions and having similar duties and responsibilities. The Company’s compensation program for executive officers consists of base salary, annual cash incentive compensation, and long-term incentive compensation.

Base Salary.  Base salary is the fixed component of the Company’s executive compensation program and is the only element of executive annual cash compensation not based on Company performance.  The Compensation Committee reviews base salaries for executives other than the Chief Executive Officer from time to time and approves salary levels after assessing a number of factors including the Company’s and the executive’s performance for the previous year, the executive’s scope of responsibilities, competitive compensation levels coupled with the reasonableness within the Company, and the Company’s ability to pay.  The base salary of the Company’s Chief Executive Officer is fixed pursuant to the terms of his employment agreement.  Base salaries allow the Company to provide a competitive level of compensation in order to attract and retain superior employees.  On an overall basis, base salary is targeted at the 50th percentile of the competitive market (as discussed above) for the Chief Executive Officer and his direct reports.  None of the named executives received salary increases for 2009, while the average base salary increase for all salaried employees was 3%.

Annual Cash Incentive Compensation.  The Company does not pay contractual annual bonuses to its executives or to employees at any level.  A broad group of approximately 245 management employees, including the named executives, are eligible to participate in a pay-for-performance annual cash incentive plan.  The cash incentive plan is designed to motivate employees to continuously improve the Company’s business performance and to promote a results-oriented business culture by rewarding an executive officer’s individual performance as well as the overall performance of the Company for a given year.  Annual cash incentive compensation is generally targeted at the median of the companies included within its selected peer group.  Executive officers have an opportunity to receive annual incentive compensation under the cash incentive plan if individual, corporate and departmental or business unit goals and objectives are achieved.  On an overall basis annual cash incentive compensation is targeted at the 50th percentile of the competitive market.

Company-wide cash incentive awards, including those for executives, are recommended to the Compensation Committee for approval based on an assessment by the Company’s Chief Executive Officer.  If minimum financial performance thresholds, typically budgeted net income thresholds, are not met, no annual bonus is paid for that year.  In 2008, the Compensation Committee approved the following bonus program for the Company’s named executives:

•
The annual incentive for the Chief Executive Officer was tied to net income,  revenue, implementation of Chief Executive Officer succession planning and development, achievement of threshold results of employee cultural and job satisfaction surveys, achievement of threshold customer retention percentage goals at the Company’s community pharmacies.  His target bonus for 2008 was 60% of base salary.

•
The annual incentive for the Chief Financial Officer was tied to net income,  revenue, implementation of the Company’s information technology plan, improvement in liquidity, days sales outstanding and purchasing acquisition costs, curing significant Sarbanes-Oxley deficiencies.  His target for 2008 was 55% of base salary.

•
The annual incentive for the Executive Vice President and General Counsel was tied to net income,  revenue, timely completion of contracts, achievement of threshold results of internal management survey of General Counsel performance, satisfactory management of legal department, and possession by the Company’s pharmacies of  all required licenses.  His target for 2008 was 40% of base salary.

•
The annual incentive for the Executive Vice President of Mail Operations was tied to: net income, reduction in labor and dispensing costs, implementation of the Company’s bioscripcare™ program, improvement in customer satisfaction & retention.  His target for 2008 was 50% of base salary.

•
The annual incentive for the Executive Vice President of Sales and Marketing was tied to net income,  consolidated revenues, new product expansion, increase in managed care contracts, achievement of threshold customer retention goals and satisfactory customer relations.  His target for 2008 was 50% of base salary.

Based on the Company’s failure to achieve its performance threshold of budgeted net income, no executive officer received any cash incentive compensation for 2008.

Long-Term Incentive Compensation.  The Company provides long-term incentives to its executive officers through the 2008 Plan, which permits the grant of various equity based awards including stock options, stock appreciation rights, restricted stock units, stock grants, and performance units.  The 2008 Plan does not allow the grant of “reload” options or the repricing of stock options.

The purpose of the 2008 Plan is to promote the interests of the Company by granting equity awards to key employees in order to (i) attract and retain key employees, (ii) provide an additional incentive to each key employee to work to increase the value of the Company’s common stock, and (iii) provide each key employee with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.  Historically stock options were the only form of long-term incentive utilized by Company as the Compensation Committee believed that stock options were the strongest tie to stock price performance and that the interests of the Company’s executives would have the greatest alignment with stockholder interests through the granting of stock options.  Since the Company’s merger with Chronimed in March 2005, the Company’s stock price has declined, causing most of the outstanding stock option grants to be substantially out of the money.  To address concerns of the Compensation Committee related to retention of the management team, in 2006 the Board approved the Compensation Committee’s directive to issue long-term incentive grants to key executives and employees consisting of 50% of long-term incentive value in stock options and 50% of long-term incentive value in performance based restricted stock.  Long-term incentive compensation is generally targeted at the median of the companies included within its selected peer group.

On April 29, 2008 the Compensation Committee approved the grant of stock options and performance-based restricted stock to, among other employees, each of the named executive officers.  The number of stock options and shares of restricted stock granted to each named executive was as follows: (i) 112,500 options and 45,000 shares of restricted stock to Richard Friedman, (ii) 70,312 options and 28,125 shares of restricted stock to Stanley G. Rosenbaum, (iii) 50,625 options and 20,250 shares of restricted stock to Barry A. Posner, (iv) 56,250 options and 22,500 shares of restricted stock to Russel J. Corvese and (v) 56,250 options and 22,500 shares of restricted stock to Scott Friedman.

Each stock option had a strike price of $6.52 per share, the fair market value on the date of grant. One third of the options vest on the first, second and third anniversaries of the grant. Executives have 10 years from the date of the grant to exercise their options.

The restricted stock vests based on Company financial and stock price performance as follows:

•
20% will vest on the later to occur of the satisfaction of: (i) (A) the closing price of the Company’s common stock as reported by NASDAQ equaling or exceeding $9.00 per share for twenty (20) consecutive trading days or (B) the Company achieving Earnings Before Interest, Taxes, Depreciation Amortization and Option Expense (“EBITDAO”) of at least $32,852,000 for any of the fiscal years ending December 31, 2008 through December 31, 2013, whichever occurs first; and (ii) the first anniversary of the grant date; and

•
30% will vest on the later to occur of the satisfaction of: (i): (A) the closing price of the Company’s Common Stock as reported by NASDAQ equaling or exceeding $11.00 per share for twenty (20) consecutive trading days or (B) the Company achieving EBITDAO of at least $40,152,000 for any of the fiscal years ending December 31, 2008 through December 31, 2013, whichever occurs first; and (ii) the first anniversary of the grant date; and

•
50% will vest on the later to occur of the satisfaction of: (i) (A) the closing price of the Company’s common stock as reported by NASDAQ equaling or exceeding $14.00 per share for twenty (20) consecutive trading days, or (B) the Company achieving EBITDAO of at least $51,103,000 for any of the fiscal years ending December 31, 2008 through December 31, 2013, whichever occurs first; and (ii) the second anniversary of the grant date.

Any restricted shares not vested on or before the date which is ninety days following the end of the Company’s fiscal year ending December 31, 2013 shall be forfeited by the Employee and ownership transferred back to the Company.  These grants were made to incent all long term incentive participants to attain Company financial and specific stock price goals over the next five years.

In determining the stock price thresholds for vesting of the restricted stock, the Compensation Committee determined that the target price should be sufficiently in excess of the Company’s then current share price so as to adequately drive performance by the long term incentive participants but not too much in excess of the current price to be perceived by the long term incentive participants as unattainable or unlikely to be achieved, thereby not achieving the goal of driving performance.

The EBITDAO thresholds were established by calculating the ratio of the Company’s then current stock price ($6.52 on April 29, 2008) to its market capitalization and then applying that multiple to drive EBITDAO at the various stock price thresholds established by the Compensation Committee.

Long-term incentive compensation is generally granted on an annual basis at the first meeting of the Compensation Committee following the Company’s annual stockholder meeting.  No long term incentive compensation is granted immediately prior to, coincident with or immediately after the announcement of Company results.   Generally, executives receive only one grant per cycle.  However, on February 28, 2008, the Compensation Committee approved the grant to Scott Friedman of an option to purchase 10,000 shares of Common Stock at an exercise of $7.16 per share.  The option vests in three equal annual installments commencing on the first anniversary of the grant date.  The option was granted in recognition of, among other things, his efforts and success in securing a contract with a major national health insurer.

Deductibility of Compensation

In establishing pay levels for our named executives, the Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) on the amount of compensation deductible by the Company.  Under current tax law, Section 162(m) imposes a $1.0 million limit that a publicly traded company can deduct for compensation paid to its chief executive officer and its next four most highly compensated executives.  This limitation does not apply to pay that qualifies as “performance-based compensation”.  In order to qualify as performance-based, compensation must, among other things, be based solely on the attainment of pre-established objective goals under a stockholder approved plan with no discretion permitted in determining award payouts.

While the Company’s annual cash incentive compensation program is discretionary and therefore does not qualify as “performance-based compensation.” under Section 162(m), the Compensation Committee generally seeks to structure long-term incentive compensation for the named executives so as to qualify for full tax deductibility under Section 162(m).  Our current restricted stock grants are based on, and any future grants are generally also expected to be based on, the Company’s achievement of pre-established performance goals.  In addition, options granted under the 2008 Plan will be exempt from the deduction limit of 162(m).  The Compensation Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the Company’s executives when appropriate.  However, the Committee reserves the right to make awards outside of these plans or to provide compensation that does not qualify for full tax deductibility under Section 162(m) when deemed appropriate.

Retirement

The Company maintains a qualified 401(k) plan in which all employees (including the named executives) may participate. There are no special executive retirement benefits other than for the Chief Executive Officer.  The retirement benefit for the Chief Executive Officer is discussed below in the section titled “Employment and Severance Arrangements.”

Perquisites

The Company did not provide perquisites to any of its named executives in 2008.

Stock Ownership Guidelines

The Company encourages executive stock ownership but does not currently have any formal stock ownership guidelines in place.  The Compensation Committee has determined it advisable to adopt stock ownership guidelines for directors and executives and such guidelines are currently being prepared.

Compensation Committee Report

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Management Development and Compensation Committee of the Board of Directors has reviewed and discussed it with management.  Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders.

Submitted by the Management Development and Compensation Committee:

Stuart A. Samuels, Chairman
Charlotte W. Collins
Myron Z. Holubiak
Steven K. Schelhammer

Compensation Committee Interlocks and Insider Participation

No member of the Management Development and Compensation Committee is or has been one of our officers or employees or has had any relationship with us requiring disclosure under the Commission’s rules and regulations.  During the year ended December 31, 2008 none of the Company’s executive officers served on the board of directors, or on the compensation committee of the board of directors, of any entity whose executive officers serve on our Board.

Summary Compensation Table

The table below summarizes the total compensation earned by each of the Company’s named executive officers in 2008 and 2007.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard H. Friedman, Chairman & Chief Executive Officer (4)	2008	802,536	328,817	834,601	-	21,338	1,987,292
	2007	737,812	297,820	1,102,478	819,611	8,073	2,965,794

Stanley G. Rosenbaum, EVP, Chief Financial Officer and Treasurer	2008	440,000	216,074	141,178	-	8,138	805,390
	2007	400,000	411,955	62,168	400,000	5,928	1,280,051

Barry A. Posner, EVP, Secretary & General Counsel	2008	390,209	51,036	133,366	-	7,283	581,894
	2007	380,401	45,491	65,441	234,126	5,127	730,586

Scott W. Friedman, EVP, Sales and Marketing	2008	290,000	51,467	113,001	-	6,480	460,948
	2007	245,808	28,401	42,724	103,993	7,385	428,311

Russel J. Corvese, EVP Mail and Managed Care Operations	2008	290,000	51,864	106,467	-	7,283	455,614
	2007	265,273	30,079	44,311	104,110	7,385	451,158
______________

(1)
Values reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R.  Assumptions used in the calculation of these amounts are included in the footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the Commission on March 5, 2009.

(2)	Amounts for 2007 include bonus awards under the Company’s Short-term Incentive Plan.

(3)	Details regarding the amounts shown for each named executive officer can be found in the footnotes of the "All Other Compensation" table below.

(4)	The Company accelerated the expense realized for Mr. Friedman’s Stock and Option Awards in order to reflect the terms of Mr. Friedman’s employment contract.

All Other Compensation

The table below and related footnote disclosure describe each component of compensation included under the column heading “All Other Compensation” in the Summary Compensation Table above.

Name	Year	Life & Disability Insurance Premiums ($)	Registrant Contributions to Defined Contribution Plans($)(1)	Other Compensation ($)	Total ($)
Richard H. Friedman (2)	2008	1,238	6,900	13,200	21,338
	2007	1,323	6,750	-	8,073

Stanley G. Rosenbaum	2008	1,238	6,900	-	8,138
	2007	1,323	4,605	-	5,928

Barry A. Posner	2008	1,238	6,045	-	7,283
	2007	1,323	3,804	-	5,127

Scott W. Friedman	2008	1,238	5,242	-	6,480
	2007	1,323	6,062	-	7,385

Russel J. Corvese	2008	1,238	6,045	-	7,283
	2007	1,323	6,062	-	7,385
__________
(1)	Value of matching contributions allocated by the Company to each of the named executive officers pursuant to the Company’s 401(k) Plan.

(2)	Represents legal fees paid on behalf of Mr. Friedman in connection with the negotiation of his employment agreement executed in May 2008.

Grant of Plan Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock & Option Awards ($)(7)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard H. Friedman		-	850,000	1,275,000	-	-	-	-
	April 29, 2008(2)	-	-	-	45,000	-	-	221,805
	May 30, 2008 (3)	-	-	-	200,000	-	-	517,000
	January 2, 2008 (4)	-	-	-	-	200,000	7.70	776,644
	April 29, 2008 (2)	-	-	-	-	112,500	6.52	392,456

Stanley G. Rosenbaum		-	242,000	363,000	-	-	-	-
	April 29, 2008 (2)	-	-	-	28,125	-	-	138,628
	April 29, 2008 (2)	-	-	-	-	70,312	6.52	245,283

Barry A. Posner		-	156,083	234,125	-	-	-	-
	April 29, 2008 (2)	-	-	-	20,250	-	-	99,812
	April 29, 2008 (2)	-	-	-	-	50,625	6.52	171,998

Scott W. Friedman		-	145,000	217,500	-	-	-	-
	April 29, 2008(2)	-	-	-	22,500	-	-	110,903
	February 28, 2008 (5)	-	-	-	-	10,000	7.16	37,666
	April 29, 2008 (2)	-	-	-	-	56,250	6.52	191,109

Russel J. Corvese		-	145,000	217,500	-	-	-	-
	April 29, 2008 (2)	-	-	-	22,500	-	-	110,903
	April 29, 2008 (2)	-	-	-	-	56,250	6.52	196,228
____________________________
(1)	The Company’s Short-term Incentive Plan; threshold represents 0% of target and maximum represents 150% of target.

(2)
Represents restricted stock units and stock options.  With respect to restricted stock awards, vesting occurs with the attainment of certain corporate financial and stock price performance goals.  With respect to option awards, vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

(3)	Mr. R. Friedman received performance based restricted stock awards in accordance with the terms of his employment agreement.

(4)	In accordance with the terms of his employment agreement, Mr. R. Friedman received options to purchase 200,000 shares of common stock.

(5)
Mr. S. Friedman received options to purchase 10,000 shares of common stock.  See “Executive Compensation – Compensation Discussion and Analysis – Elements of the Company’s Executive Compensation Program”

(6)	Options are granted with an exercise price equal to the closing price per share of common stock on the date of grant.

(7)	Represents the total fair value, estimated as per FAS 123R.

Outstanding Equity Awards At Fiscal Year End

The following table provides information on the holdings of stock options and restricted stock by the named executive officers at December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard H. Friedman	207,806			2.16	10/8/09
	42,194			2.37	10/8/09
	200,000			12.20	11/28/11
	200,000			17.80	1/2/12
	200,000			5.80	1/2/13
	200,000			7.03	1/2/14
	200,000			6.36	1/3/15
	133,334	66,666 (1)		7.54	1/3/16
	66,667	133,333 (2)		3.46	1/2/17
		200,000 (3)		7.70	1/2/18
		112,500 (4)		6.52	4/29/18
								245,000(9)	543,900
Stanley G. Rosenbaum	113,315	56,657 (5)		2.47	11/1/16
		70,312 (4)		6.52	4/29/18
						33,334 (8)	74,001	28,125 (9)	62,438
Barry A. Posner	70,000			12.20	11/28/11
	75,000			7.95	9/24/13
	9,200	4,600 (6)		6.00	7/1/15
	105,725	52,862 (5)		2.47	11/1/16
		50,625 (4)		6.52	4/29/18
								20,250 (9)	44,955
Scott W. Friedman	14,000			12.20	11/28/11
	20,000			7.95	9/24/13
	7,667	3,833 (6)		6.00	7/1/15
	41,006	33,002 (5)		2.47	11/1/16
		10,000 (7)		7.16	2/28/18
		56,250 (4)		6.52	4/29/18
								22,500 (9)	49,950
Russel J. Corvese	20,000			4.50	6/1/09
	10,000			12.20	11/28/11
	35,000			7.95	9/24/13
	6,134	3,066 (6)		6.00	7/1/15
	69,906	34,952 (5)		2.47	11/1/16
	-	56,250 (4)		6.52	4/29/18
								22,500 (9)	49,950
_________________
(1)	Vesting schedule is one-third vesting on January 3, 2007, one-third vesting on January 3, 2008, one-third vesting on January 3, 2009.

(2)	Vesting schedule is one-third vesting on January 2, 2008, one-third vesting on January 2, 2009, one-third vesting on January 2, 2010.

(3)	Vesting schedule is one-third vesting on January 2, 2009, one-third vesting on January 2, 2010, one-third vesting on January 2, 2011.

(4)	Vesting schedule is one-third vesting on April 29, 2009, one-third vesting on April 29, 2010, one-third vesting on April 29, 2011.

(5)	Vesting schedule is one-third vesting on November 1, 2007, one-third vesting on November 1, 2008, one-third vesting on November 1, 2009.

(6)	Vesting schedule is one-third vesting on March 1, 2007, one-third vesting on March 1, 2008, one-third vesting on March 1, 2009.

(7)	Vesting schedule is one-third vesting on February 28, 2009, one-third vesting on February 28, 2010, one-third vesting on February 28, 2011.

(8)	Vesting schedule is one-third vesting on June 21, 2007, one-third vesting on June 21, 2008, one-third vesting on June 21, 2009.

(9)           Vesting based on achievement of corporate financial and stock price performance goals.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised and vested stock awards by the Company’s executive officers during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard H. Friedman	-	-	200,000	600,000
Stanley G. Rosenbaum (2)	-	-	75,826	235,478
Barry A. Posner	-	-	39,647	118,941
Scott W. Friedman	-	-	24,752	74,256
Russel J. Corvese	-	-	26,214	78,642
_______________________
(1)	Value represents the dollar amount realized upon vesting of reported shares at $3.00.

(2)	Mr. Rosenbaum had 33,333 shares vest at $3.24 on June 21, 2008 and 42,493 shares vest at $3.00 on November 1, 2008.

Employment and Severance Agreements

On May 30, 2008, the Company entered into a new Employment Agreement (the “Employment Agreement”) with Richard H. Friedman, the Company’s Chairman and Chief Executive Officer. Mr. Friedman’s previous employment agreement with the Company was set to expire by its terms on May 31, 2008. Pursuant to the terms of the Employment Agreement, the Company agreed to employ Mr. Friedman as the Company’s Chief Executive Officer, President and Chairman for the period commencing June 1, 2008 and continuing through and including May 31, 2011; provided that the agreement shall be extended for up to four additional one year periods unless either party provides written notice of termination to the other not less than ninety days prior to the expiration of the then current term. During the term of the Employment Agreement Mr. Friedman will be paid a base salary of $850,000 per annum. In addition, Mr. Friedman is eligible (i) to participate in the Company’s benefit programs, (ii) to receive a bonus each calendar year under the Company’s then applicable short- and long-term bonus or other incentive plans (with a maximum target payment equal to 100% of his annual salary) upon the achievement of pre-established performance goals; and (iii) to participate in the Company’s long term incentive equity plans and programs in a manner commensurate with his offices and positions. As a signing bonus, Mr. Friedman received a one-time special performance share award of 200,000 shares of restricted common stock, subject to the achievement of certain performance and time measures as set forth in the Employment Agreement (the “Special Equity Award”).

If Mr. Friedman’s employment is terminated early due to his death: (i) he is entitled to receive his salary and other benefits earned and prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) with the exception of the Special Equity Award, all unvested options and restricted stock shall immediately vest and (together with all fully vested and exercisable options held by him) may be exercisable by his estate for the earlier to occur of one year following his date of death or the original expiration date of the option, (iii) his estate shall be entitled to receive a pro rata bonus for the year in which such death occurred, (iv) any and all deferred compensation shall be paid to Mr. Friedman’s estate, and (v) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If Mr. Friedman’s employment is terminated early due to his disability (as defined in the Employment Agreement): (i) he is entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) with the exception of the Special Equity Award, all unvested options and restricted stock shall immediately vest and (together with all fully vested and exercisable options held by him) may be exercisable by him for the earlier to occur of one year following his date of death or the original expiration date of the option, (iv) he shall receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance), continuing coverage under all benefit plans and programs to which he was previously entitled, (v) he shall become vested in and paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (vi) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If the Company terminates Mr. Friedman for “Cause” (as defined in the Employment Agreement): (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) all vested and unvested stock options shall lapse and terminate immediately, (iii) all unvested restricted stock shall be forfeited, and (iv) all earned and unearned performance shares (including performance shares granted as part of the Special Equity Award) shall lapse and terminate immediately.

If Mr. Friedman terminates his employment during the term and it is other than as a result of his death or disability or without Good Reason (as defined in the Employment Agreement): (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, (ii) all fully vested and exercisable stock options may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iii) all unvested restricted stock shall be forfeited, and (iv) all unearned performance shares (including performance shares granted as part of the Special Equity Award) shall lapse and terminate immediately.

If the Company terminates Mr. Friedman’s employment without Cause or Mr. Friedman terminates his employment for Good Reason: (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options and restricted stock shall immediately vest and (together with any other vested and exercisable options then held by Mr. Friedman) may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iv) he will be entitled to receive for a period of two years following termination his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (v) he shall become vested in and immediately paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code, and (vi) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If within one year following a “Change of Control” (as defined in the Employment Agreement) Mr. Friedman is terminated by the Company or any successor, or within such one year period he elects to terminate his employment for Good Reason: (i) he shall be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options shall fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iv) all unvested shares of restricted stock shall fully vest, (v) he will be entitled to receive for a period of three years following his date of termination his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled; (vi) he shall become vested in and immediately paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code; and (vii) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If either party elects not to renew the Employment Agreement at the end of the initial or any renewal term thereof, then Mr. Friedman shall be entitled to receive a retirement payment in the amount of $1,700,000.00 (the equivalent of two years salary), which shall increase by 25% for each year (or part thereof) that Mr. Friedman remains employed with the Company following the initial three year term of the Employment Agreement. In addition, if Mr. Friedman’s employment with the Company is terminated without Cause or he terminates his employment for Good Reason, then he is entitled to receive, in addition to any other amounts provided for as a result of such termination, an amount equal to the incremental retirement benefit for each year (or portion thereof he remains employed after the initial three year term). The retirement benefit shall be paid to Mr. Friedman in equal monthly installments over a five year period beginning on the first day of the month following his termination. In the event of his death prior to payment in full of the retirement benefit, the remainder shall be paid to a beneficiary designated by Mr. Friedman, or if no beneficiary is named to his estate.

Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any business competitive with the business of the Company during the term of employment and for one year following the later of his termination or his receipt of severance payments. Similarly, during the term and for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former Company employee or customer. Mr. Friedman has also agreed to keep confidential during the term of employment and thereafter all information concerning the Company and its business.

The Company and Mr. Smith are parties to a severance agreement under which he is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances.

If Mr. Smith’s employment is terminated due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, and (iii) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest. In addition, if Mr. Smith should remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Smith for “Cause” or if Mr. Smith terminates his employment without “Good Reason” (each as defined in the severance agreement), (i) he shall be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options), and (iii) any stock grants made to him that are subject to forfeiture shall be immediately forfeited.

If the Company terminates Mr. Smith’s employment without Cause or Mr. Smith terminates his employment for Good Reason, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he shall be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plan, and (iv) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest.

If within one year following a “Change of Control” (as defined in the severance agreement) Mr. Smith is terminated by the Company or any successor, or within such one year period he elects to terminate his employment due to a material reduction in his duties or a relocation, (i) he will be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he will be entitled to receive for two years following termination his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled to the extent eligible under such plans or programs, (iii) all unvested options will fully vest and (together with any other vested options then held by Mr. Smith) may be exercised in accordance with their terms, (iv) he will become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code, (v) all unvested shares of restricted stock will fully vest and be free from restriction on transferability (other than restrictions imposed under Federal and state securities laws), and (vi) any stock grants previously made that are subject to forfeiture shall become non-forfeitable.

The severance agreement is intended to comply with the provisions of 409A of the Internal Revenue Code, to the extent applicable

On August 24, 2006, the Company entered into a severance agreement with Mr. Posner. Under the terms of the agreement Mr. Posner is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances. The severance protections provided to Mr. Posner under this severance agreement replace and modify the severance provisions contained in his employment agreement with the Company which expired in March 2006.  There are no other agreements in effect between the Company and Mr. Posner other than the severance agreement.

If Mr. Posner’s employment is terminated early due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, (iii) all performance shares granted under any bonus program will fully vest, and (iv) any stock grants that are subject to forfeiture will become non-forfeitable and will fully vest. Notwithstanding the foregoing, if Mr. Posner should remain disabled for six months following his termination for disability, he will also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Posner for “Cause” (as defined in the agreement) or if Mr. Posner terminates his employment without “Good Reason” (as defined in the agreement), (i) he will be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) he will be entitled to retain only those performance shares which shall have vested as of the date of termination, (iii) all vested and unvested stock options will lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options) , (iv) any stock grants made to him that are subject to forfeiture will be immediately forfeited, and (v) all performance units shall immediately terminate.

If the Company terminates Mr. Posner’s employment without “Cause” or Mr. Posner terminates his employment for “Good Reason”, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he will be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options will become vested and become immediately exercisable in accordance with the terms of the options and he will become vested in any other pension or deferred compensation plan, (iv) all performance shares granted under any bonus program will fully vest, and (v) any stock grants that are subject to forfeiture will become non-forfeitable and shall fully vest.

On August 2, 2007, the Company entered into a severance agreement with Stanley G. Rosenbaum, BioScrip’s Executive Vice President, Chief Financial Officer and Treasurer. Under the terms of the agreement Mr. Rosenbaum is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances.

If Mr. Rosenbaum’s employment is terminated due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, and (iii) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest. In addition, if Mr. Rosenbaum should remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Rosenbaum for “Cause” or if Mr. Rosenbaum terminates his employment without “Good Reason” (each as defined in the agreement), (i) he shall be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options), and (iii) any stock grants made to him that are subject to forfeiture shall be immediately forfeited.

If the Company terminates Mr. Rosenbaum’s employment without Cause or Mr. Rosenbaum terminates his employment for Good Reason, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he shall be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plan, and (iv) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest.

The Company entered into amendments to the severance agreements for Messrs. Posner and Rosenbaum.  Each of the severance agreements was amended to provide that any payments, benefits and vesting to which an executive may be entitled would be provided without regard to the deductibility of such payments, benefits and vesting under Section 280G of the Internal Revenue Code (the “Code”) and without regard to whether such payments would subject the executive to the federal excise tax levied on certain “excess parachute payments” under Code Section 4999 (the “Excise Tax”). If any portion of the payments, benefits and vesting to or for the executive’s benefit constitutes an “excess parachute payment” within the meaning of Code Section 280G, we would pay to the executive an additional amount that after reduction for all taxes (including the Excise Tax) with respect to such gross-up payment equals the Excise Tax on such payment; provided, that to the extent any gross-up payment would be considered deferred compensation for purposes of Code Section 409A, the manner and time of payment and the affected provisions of the severance agreement would be adjusted to the extent necessary (but only to the extent necessary) to comply with the requirements of Code Section 409A so that the payment does not give rise to the interest or additional tax amounts to the executive as described at Code Section 409A(a)(1)(B) or Code Section 409A(b)(4).  Each of the severance agreements was also amended to provide that it, to the extent applicable, comply with Code Section 409A in accordance with the provisions set forth the severance agreement, as amended.

In August 2003, Mr. Scott W. Friedman entered into an employment letter agreement with the Company which provides for his employment until terminated by the Company or Scott Friedman. In October 2004, the Company and Scott Friedman entered into a letter agreement amending certain provisions of the 2003 employment letter agreement.  Under the agreement, as amended, in the event Scott Friedman is terminated by the Company or any successor without cause or he terminates his employment at any time for good reason, he is entitled to receive an amount equal to one year of salary and all outstanding unvested options granted to him and held by him vest and become immediately exercisable and are otherwise exercisable in accordance with their terms.

In June 2001, Mr. Corvese entered into an employment letter agreement with the Company which provides for his employment until his employment is terminated. In September 2003 and December 2004, the Company and Mr. Corvese entered into amendments to that letter agreement.  Under the letter agreement, as amended, in the event that Mr. Corvese is terminated by the Company or any successor without cause or he terminates his employment at any time for good reason, he is entitled to receive an amount equal to one year of salary.

The following tables summarize potential change in control and severance payments to each named executive officer. The columns describe the payments that would apply in different termination scenarios— a termination of employment as a result of the named executive officer’s voluntary resignation without good reason, his termination by us for cause, death, disability, termination of employment without cause, termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment as a result of a change in control. The table assumes that the termination or change in control occurred on December 31, 2008. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $2.22, which represents the closing market price of our common stock as reported on the NASDAQ Global Market on December 31, 2008.  All amounts are expressed in dollars.

Friedman, Richard H.
Benefit	Voluntary / For Cause	Death	Disability	Without Cause / Good Reason	Change in Control
Cash Severance	-	-	1,700,000	1,700,000	2,550,000

Equity
Restricted Stock	-	99,900	99,900	99,900	99,900
Unexercisable Options	-	-	-	-	-
Total	-	99,900	99,900	99,900	99,900

Retirement Benefit
DB Plan	-	-	-	-	-
DC Plan	-	-	13,800	13,800	20,700
Total	-	-	13,800	1,713,800	1,720,700

Health & Welfare Benefits	-	-	38,142	38,142	57,213

Total	-	99,900	1,851,842	1,851,842	2,727,813

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, or for good reason; 3 times base salary and current bonus in the event of termination as a result of a change in control.

Restricted Stock:  Intrinsic value of accelerated vesting of restricted stock based on December 31, 2008 closing price of $2.22.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2008 closing price of $2.22.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, or for good reason; 3 additional years of employer contributions in the event of termination as a result of a change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, or for good reason; 3 additional years of health and welfare benefits in the event of termination as a result of a change in control.

Upon a change in control, based upon the assumptions set forth herein, an excise tax of $512,000 would be imposed upon Mr. R. Friedman due to regulations under Code Section 280g. This $512,000 is not deductible by the Company.

Rosenbaum, Stanley G.
Benefit	Voluntary / For Cause	Death	Disability	Without Cause / Good Reason	Change in Control
Cash Severance	-	-	880,000	880,000	880,000

Equity
Restricted Stock	-	136,439	136,439	136,439	136,439
Unexercisable Options	-	-	-	-	-
Total	-	136,439	136,439	136,439	136,439

Retirement Benefit
DB Plan	-	-	-	-	-
DC Plan	-	-	13,800	13,800	13,800
Total	-	-	13,800	13,800	13,800

Health & Welfare Benefits	-	-	38,142	38,142	38,142

Total	-	136,439	1,068,381	1,068,381	1,068,381

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, for good reason, or change in control.

Restricted Stock:  Intrinsic value of accelerated vesting of restricted stock based on December 31, 2008 closing price of $2.22.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2008 closing price of $2.22.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, for good reason, or change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, for good reason, or change in control.

Posner, Barry A.
Benefit	Voluntary / For Cause	Death	Disability	Without Cause / Good Reason	Change in Control
Cash Severance	-	-	780,418	780,418	780,418

Equity
Restricted Stock	-	44,955	44,955	44,955	44,955
Unexercisable Options	-	-	-	-	-
Total	-	44,955	44,955	44,955	44,955

Retirement Benefit
DB Plan	-	-	-	-	-
DC Plan	-	-	13,800	13,800	13,800
Total	-	-	13,800	13,800	13,800

Health & Welfare Benefits	-	-	54,270	54,270	54,270

Total	-	44,955	893,443	893,443	893,443

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, for good reason, or change in control.

Restricted Stock:  Intrinsic value of accelerated vesting of restricted stock based on December 31, 2008 closing price of $2.22.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2008 closing price of $2.22.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, for good reason, or change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, for good reason, or change in control.

Corvese, Russel J.
Benefit	Voluntary / For Cause	Death	Disability	Without Cause / Good Reason	Change in Control
Cash Severance	-	-	-	290,000	290,000

Equity
Restricted Stock	-	-	-	49,950	49,950
Unexercisable Options	-	-	-	-	-
Total	-	-	-	49,950	49,950

Retirement Benefit
DB Plan	-	-	-	-	-
DC Plan	-	-	-	-	-
Total	-	-	-	-	-

Health and Welfare Benefits

Total	-	-	-	339,950	339,950

Cash Severance: 1 times base salary and current bonus.

Restricted Stock:  Intrinsic value of accelerated vesting of restricted stock based on December 31, 2008 closing price of $2.22.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2008 closing price of $2.22.

Friedman, Scott W.
Benefit	Voluntary / For Cause	Death	Disability	Without Cause / Good Reason	Change in Control
Cash Severance	-	-	-	290,000	290,000

Equity
Restricted Stock	-	-	-	-	-
Unexercisable Options	-	-	-	-	-
Total	-	-	-	-	-

Retirement Benefit
DB Plan	-	-	-	-	-
DC Plan	-	-	-	-	-
Total	-	-	-	-	-

Health & Welfare Benefits	-	-	-	-	-

Total	-	-	-	290,000	290,000

Cash Severance: 1 times base salary and current bonus.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2008 closing price of $2.22.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the Commission initial reports of ownership and reports of changes in beneficial ownership of the Company’s Common Stock and other equity securities. Based solely on our review of the copies of such reports received by the Company or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2008, the Company’s officers, directors and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

The Company’s By-Laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders.  Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2010 if it is received not later than the close of business on February 27, 2010, and not earlier than the close of business on January 28, 2010.  In addition,  the By-Laws require that such written notice set forth: (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and (b) as to such stockholder: (i) the name and address of such stockholder as they appear on the Company’s books and records; (ii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

In the case of other proposals by stockholders at an annual meeting, the By-Laws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting; (b) the reasons for conducting such business at the annual meeting; (c) the name and address, as they appear on the Company’s books, of such stockholder; (d) the class and number of shares of the Company’s stock that is beneficially owned by such stockholder; and (e) any material interest of such stockholder in such business.

Stockholder proposals intended to be presented at the 2010 annual meeting must be received by the Company at its principal executive offices at 100 Clearbrook Road, Elmsford, NY 10523, Attention: Secretary, no later than November 27, 2009, in order to be eligible for inclusion in the Company's proxy statement and proxy card relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

MISCELLANEOUS

A copy of the Company’s 2008 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Commission, is enclosed but is not to be regarded as proxy solicitation materials.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the Company’s 2008 Annual Report to Stockholders to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Investor Relations, 100 Clearbrook Road, Elmsford, NY 10523 or contact BioScrip, Inc. Investor Relations at 914-460-1600.

2009 ANNUAL MEETING OF STOCKHOLDERS OF

BIOSCRIP, INC.

To be held on
April 28, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement, Proxy Card and 2008 Annual Report on Form 10-K
are available at www.bioscrip.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible

†Please detach along perforated line and mail in the envelope provided†

20830000000000000000 4	042809

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
PROPOSAL 1. Election of Directors			PROPOSAL 2. Proposal to ratify the appointment of	FOR	AGAINST	ABSTAIN
			Ernst & Young LLP as the Company’s independent	[ ]	[ ]	[ ]
[ ]	FOR ALL NOMINEES	¡ Charlotte W. Collins	auditors
¡ Louis T. DiFazio
[ ]	WITHHOLD AUTHORITY	¡ Richard H. Friedman	THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO
	FOR ALL NOMINEES	¡ Myron Z. Holubiak	CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE
		¡ David R. Hubers	AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY
[ ]	FOR ALL EXCEPT	¡ Richard L. Robbins	PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR
	(See instructions below)	¡ Stuart A. Samuels	POSTPONEMENTS THEREOF.
¡ Steven K. Schelhammer

INSTRUCTIONS: To withhold authority for any individual
nominee(s), mark “FOR ALL EXCEPT” and fill in the circle
Next to each nominee you wish to withhold as shown here: ●

To change the name on your account, please check the box at the
Right and indicate your new address in the address space above. [ ]
Please note that changes to the registered name(s) on the account
May not be submitted via this method

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BIOSCRIP, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2009

The undersigned stockholder of BIOSCRIP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 27, 2009, and hereby revokes all prior proxies and appoints Richard H. Friedman and Barry A. Posner, or any one of them, proxies and attorneys-in-fact, with full powers to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on April 28, 2009, at 9:00 a.m., local time, at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2 ON THE REVERSE SIDE HEREOF IN FAVOR OF MANAGEMENT’S RECOMMENDATIONS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY.

(IMPORTANT – TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

2009 ANNUAL MEETING OF STOCKHOLDERS OF

BIOSCRIP, INC.

To be held on
April 28, 2009

PROXY VOTING INSTRUCTIONS

INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card

TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting
COMPANY NUMBER
ACCOUNT NUMBER
MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON -You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Proxy Statement, Proxy Card and 2008 Annual Report on Form 10-K are available at www.bioscrip.com

†Please detach along perforated line and mail in the envelope provided†

20830000000000000000 4	042809

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
PROPOSAL 1. Election of Directors			PROPOSAL 2. Proposal to ratify the appointment of	FOR	AGAINST	ABSTAIN
			Ernst & Young LLP as the Company’s independent	[ ]	[ ]	[ ]
[ ]	FOR ALL NOMINEES	¡ Charlotte W. Collins	auditors
¡ Louis T. DiFazio
[ ]	WITHHOLD AUTHORITY	¡ Richard H. Friedman	THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO
	FOR ALL NOMINEES	¡ Myron Z. Holubiak	CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE
		¡ David R. Hubers	AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY
[ ]	FOR ALL EXCEPT	¡ Richard L. Robbins	PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR
	(See instructions below)	¡ Stuart A. Samuels	POSTPONEMENTS THEREOF.
¡ Steven K. Schelhammer

INSTRUCTIONS: To withhold authority for any individual
nominee(s), mark “FOR ALL EXCEPT” and fill in the circle
Next to each nominee you wish to withhold as shown here: ●

To change the name on your account, please check the box at the
Right and indicate your new address in the address space above. [ ]
Please note that changes to the registered name(s) on the account
May not be submitted via this method

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.